Exhibit 10.67

Sixth Amendment to the
PARSONS EMPLOYEE STOCK OWNERSHIP PLAN
2019 Amendment and Restatement

The Parsons Employee Stock Ownership Plan 2019 Amendment and Restatement (as amended, the “Plan”) is hereby amended as follows:

Effective January 1, 2020, notwithstanding section 8.4 of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a participant with a required beginning date of April 1, 2021) but for the enactment of section 401(a)(9)(I) of the Code (2020 RMDs), and who would have satisfied that requirement by receiving distributions that are  equal to the 2020 RMDs will only receive those distributions in 2020 (or in 2021 for those individuals with extended RMD dates) if the Participant or Beneficiary requests such distribution.

Additionally, any distribution made that would otherwise have been an RMD but for the enactment of Section 401(a)(9)(I) of the Code will be treated as an eligible rollover distribution.

IN WITNESS WHEREOF, this instrument of amendment is executed this ______ day of July, 2022.

PARSONS CORPORATION

By:

Name: Paul Walker-Lanz

Title: Chair, Policy and Advisory Committee

Signature Page to the Fourth Amendment

to the Parsons Employee Stock Ownership Plan

2019 Amendment and Restatement